As filed with the Securities and Exchange Commission on January 21, 2020

Registration No. 333-230630

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zai Lab Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	98-1144595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4560 Jinke Road

Bldg. 1, Fourth Floor

Pudong, Shanghai, China 201210

+86 21 6163 2588

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

10 E. 40th Street, 10th Floor

New York, NY 10016

Telephone: (800) 221 0102

(Name, address, including zip code, and telephone number, including area code, of agent for service))

Please send copies of all communications to:

Samantha Du	James C. Lin Esq.
Chief Executive Officer Zai Lab Limited 4560 Jinke Road, Bldg. 1, Fourth Floor Pudong Shanghai, China 201210 Telephone: +86 21 6163 2588	Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road Central, Hong Kong Telephone: +852-2533-3300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Ordinary Shares, par value US$0.00006 per share (3)(4)	—	—	—	—

(1)

Includes securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public. These securities are not being registered for the purposes of sales outside of the United States.

(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a pay as you go basis.

(3)	To be issued by Zai Lab Limited.
(4)

The Ordinary Shares may be represented by American depositary shares or ADSs, each of which represents one Ordinary Share. ADSs issuable upon deposit of ordinary shares registered hereby, have been registered under a separate registration statement on Form F-6 (Registration No. 333-220256).

EXPLANATORY NOTE

Zai Lab Limited (the “Company”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form F-3 (File No. 333-230630) (the “Registration Statement”) for the sole purpose of reporting that the Company is no longer an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended. This Post-Effective Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

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INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

1.1*	Form of Underwriting Agreement

5.1**	Opinion of Travers Thorp Alberga regarding the validity of the ordinary shares being registered

23.1	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP

23.2**	Consent of Travers Thorp Alberga (included in Exhibit 5.1)

24.1**	Power of Attorney of Kai-Xian Chen, John Diekman, Tao Fu, Nisa Leung, Peter Wirth and William Lis

24.2	Power of Attorney of Leon O. Moulder Jr.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on January 21, 2020.

ZAI LAB LIMITED

By:	/s/ SAMANTHA DU
Name: Samantha Du
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ SAMANTHA DU
Samantha Du	Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)	January 21, 2020

/s/ WILLIAM KI CHUL CHO
William Ki Chul Cho	Chief Financial Officer (Principal Financial and Accounting Officer)	January 21, 2020

*
Kai-Xian Chen	Director	January 21, 2020

*
John Diekman	Director	January 21, 2020

*
Tao Fu	Director	January 21, 2020

*
Nisa Leung	Director	January 21, 2020

*
Peter Wirth	Director	January 21, 2020

*
William Lis	Director	January 21, 2020

/s/ LEON O. MOULDER JR.
Leon O. Moulder Jr.	Director	January 21, 2020

* By: /s/ Samantha Du

Name: Samantha Du

Title: Attornery-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Zai Lab Limited, has signed this registration statement in New York, New York, on January 21, 2020.

Cogency Global Inc. (Authorized U.S. Representative)

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Assistant Secretary

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